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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of Metropolitan Series Fund II (Securities Act Registration
No. 333-108248) of our report dated December 8, 2003, relating to the financial statements of MetLife Stock Index Portfolio II as of December 3, 2003 and for the period then ended in the Statement of Additional Information which is part of such registration statement.

We also consent to the reference to our Firm under the heading "Independent Auditor" in the Registration Statement.

Deloitte & Touche LLP
Boston, Massachusetts
December 18, 2003